UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(AMENDMENT NO. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2007

Team, Inc.

(Exact Name of Registrant as Specified in Charter)

Texas	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Hermann Drive

Alvin, Texas 77511

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 331-6154

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment is being filed to supplement Item 9.01 of the Current Report on Form 8-K filed by Team, Inc. on June 6, 2007, to include the historical financial statements of Aitec, Inc. and related companies (“Aitec Holdings Group” or “Aitec”) and the unaudited pro forma financial information required pursuant to Article 11 of Regulation S-X.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

(i) The audited combined balance sheets of Aitec Holdings Group as of May 31, 2007 and September 30, 2006 and the related audited combined statements of operations, shareholders’ deficiency and of cash flows for the 8 months ended May 31, 2007 and the year ended September 30, 2006 are filed as Exhibit 99.2 to this amendment and incorporated herein by reference.

(b) Pro forma financial information.

(i) The Team, Inc. unaudited pro forma consolidated balance sheet as of May 31, 2007 and statement of operations for the 12 months ended May 31, 2007, reflecting the pro forma effect of Team, Inc.’s acquisition of Aitec as if the acquisition had occurred on June 1, 2006, are filed with this amendment as Exhibit 99.3 and incorporated herein by reference.

EXHIBIT INDEX

Exhibit no.	Description

*10.1	Amended and Restated Credit Agreement Dated as of May 31, 2007 among Team, Inc. as the Borrower, Bank of America, N.A. , as Administrative Agent, Swing Line Lender and L/C Issuer, and Other Lenders Party Thereto

*99.1	Team, Inc.’s Press Release dated June 4, 2007

99.2	Audited combined balance sheets of Aitec Holdings Group at May 31, 2007 and September 30, 2006 and the related combined statements of operations, shareholders’ deficiency and of cash flows for the 8 months ended May 31, 2007 and the year ended September 30, 2006.

99.3	The Team, Inc. unaudited pro forma balance sheet as of May 31, 2007 and pro forma statement of operations for the 12 months ended May 31, 2007.

* Incorporated by reference from the same numbered exhibit in the original filing of our Current Report on Form 8-K filed on June 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, INC.

By:	/s/ Ted W. Owen
Ted W. Owen
Senior Vice President and Chief Financial Officer

Dated: August 13, 2007